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                                                                    Exhibit 99.4

                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the 27th day of August, 2002, by and between PRG-Schultz International, Inc., a Georgia corporation ("PRGX"), Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership, and Berkshire Investors LLC, a Massachusetts limited liability company (each, a "Holder," and with any permitted transferees thereof, "Holders").

                                    RECITALS:

      WHEREAS, concurrently herewith, the Holders, Howard Schultz, Andrew Schultz and certain affiliates thereof ("Schultz Sellers") have entered into a Stock Purchase Agreement dated August 16, 2002 (the "Schultz Stock Purchase Agreement") pursuant to which the Holders have purchased 4,338,507 shares of PRGX common stock from Schultz Sellers;

      WHEREAS, concurrently herewith, Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership, and Berkshire Investors LLC, a Massachusetts limited liability company (including permitted transferees, each a "Berkshire Fund") and an affiliate of the Schultz Sellers have entered into promissory notes, dated as of August 27, 2002, pursuant to which the Berkshire Funds have agreed to lend the Schultz Sellers an aggregate of $12,610,584, secured by shares of PRGX common stock held by the Schultz Sellers (the "Berkshire Notes");

      WHEREAS, in order to facilitate the sales to Holder, PRGX has agreed to grant Holder the rights contained herein.

      NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein and of the mutual benefits to be derived herefrom, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                               DEMAND REGISTRATION

            (a) If PRGX shall receive, at any time on or after January 24, 2004, a written request from the Holder(s) of Registrable Securities (as hereinafter defined) that PRGX file a firm commitment, underwritten registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") on Form S-1 or a successor form thereto covering the registration of at least $5 million in value of the Registrable Securities (a "Demand Registration"), then PRGX shall use its reasonable best efforts to effect the registration under the Securities Act on Form S-1 of all Registrable Securities which such Holder(s) have requested to be registered. Within ten (10) business days after receipt of any such request, PRGX shall give written notice of such requested registration to all other
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Holders and the Blum Holders (as defined below), of Registrable Securities, if any, in accordance with Section 9.1 hereof, and shall use its reasonable best efforts to include in such registration all Registrable Securities with respect to which PRGX has received written requests for inclusion therein within fifteen
(15) days after the mailing of PRGX's notice; provided, however, that PRGX shall be required to file no more than one (1) registration statement pursuant to the provisions of this Article I(a), regardless of whether or not any Holder chooses not to include securities in any such registration statement. The term "Registrable Securities" means (i) the 4,338,507 shares of PRGX common stock acquired by the Holder pursuant to the Schultz Stock Purchase Agreement, (ii) the shares of PRGX common stock transferred to the Berkshire Funds (or their permitted transferees) upon exercise of the put/call provisions of the Berkshire Notes, if any (iii) the shares of PRGX common stock purchased by the Berkshire Funds (or their permitted transferees) pursuant to a Purchase Agreement dated August 27, 2002 between the Berkshire Funds and Blum Strategic Partners II, L.P. ("Blum") (the "Investor Purchase Agreement"), if any, (iv) any other shares of PRGX common stock acquired after the date hereof by any Holder (or their transferees pursuant to Article VII (i) or (ii) hereof), and (v) any other securities of PRGX issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Registrable Securities or resulting from a subdivision of the outstanding shares of Registrable Securities into a greater number of shares (by reclassification, stock split or otherwise); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned in conformity with the provisions of Article VII hereof (shares acquired by Holders pursuant to Article I(a)(i), (ii) or (iii) above and any shares issued to Holders in respect of those shares pursuant to Article I(a)(v) above are referred to herein as the "Berkshire Designated Shares"). Notwithstanding the foregoing, any particular shares of PRGX common stock or other securities shall be treated as Registrable Securities only if and so long as they have not been
(A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale. The term "Registrable Securities" shall not include securities which are eligible for immediate sale under Rule 144(k) or Rule 145 under the Securities Act without the application of volume restrictions. The foregoing notwithstanding, PRGX shall not be obligated to cause any registration pursuant to this Article I(a) or Article I(c) to become effective prior to one hundred eighty (180) days following the effective date of a PRGX- or stockholder-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145) or such longer period not to exceed one hundred eighty (180) days as any underwriter thereof shall require, provided that PRGX shall use its best efforts to achieve such effectiveness promptly following the end of such period and PRGX shall have complied with Article II hereof with respect to such registration to the extent applicable;

            (b) Each Demand Registration must be an underwritten, full commitment registration. The underwriter will be selected by PRGX, subject to the approval of a majority in interest of the Holders including Registrable Securities in the requested registration, such approval not to be unreasonably withheld or delayed. The right of any Holder to include its Registrable Securities in the Demand Registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Article I, if the underwriter advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then, subject to the provisions of Article II with respect to Stockholder Registrations (as defined below), the number of shares of Registrable Securities that may be included in the offering shall be allocated among all Holders thereof in proportion (as nearly as practicable) to the amount of Registrable Securities of PRGX originally requested to be included by each Holder in the underwriting; provided, however, that the number of shares of Registrable Securities to be included in such offering shall not be reduced unless all other securities other than securities included in such registration by Blum Holders pursuant to Article II, if any, are first entirely excluded from the offering; and provided further, that, if a Holder has to reduce the amount of Registrable Securities to be included in the offering, the Holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn and Holders pay all Registration Expenses (as hereinafter defined) in connection with such registration, such Demand Registration shall not count as the one permitted Demand Registration hereunder.

            (c) Subject to Article I(a), if PRGX shall receive, at any time on or after January 24, 2004, a written request from the Holder(s) of Registrable Securities that PRGX effect a registration on Form S-3 (or on any successor form to Form S-3 regardless of its designation), PRGX will promptly give written notice of the proposed registration to all other Holders and the Blum Holders and use its reasonable best efforts to effect, as soon as practicable, such registration (and to keep such registration effective for up to 45 days), together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from PRGX; provided, however, that PRGX shall not be obligated to effect any such registration, qualification or compliance pursuant to this Article I(c) if: (1) Form S-3 (or any successor form to Form S-3 regardless of its designation) is not available for such offering by the Holders; or (2) the aggregate gross proceeds (before deduction of underwriting discounts and commissions) of the Registrable Securities specified in such request is not at least $2,000,000; and provided, further, that Holders may not exercise a demand right pursuant to this
Article I(c) or Article I(a) within 180 days after the effective date of any other registration statement filed pursuant to this Agreement or that certain Registration Rights Agreement of even date herewith among PRGX and Blum Strategic Partners II, LP and certain of its affiliates (the "August Registration Rights Agreement").


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            (d) Notwithstanding the foregoing, if PRGX shall furnish to Holders requesting a registration statement pursuant to this Article I, in accordance with Section 9.1 hereof, a certificate signed by the General Counsel, Chief Financial Officer or Chief Executive Officer of PRGX stating that, in his good faith judgment after consultation with outside legal counsel, it would require the disclosure of material, nonpublic information and could have a material adverse effect on the business or operations of PRGX and its stockholders for such registration statement to be filed pursuant to this Article I or to be amended or supplemented in accordance with Article III(f) and it is therefore essential to defer the filing of such registration statement or amendment or supplement, PRGX shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the initiating Holders in the case of an initial filing, or not more than 60 days after the date of delivery of such certificate in the case of an amendment or supplement; provided, however, PRGX may only exercise this twice in any 12-month period and provided further, however, that if a Demand Registration is delayed hereunder, the Holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and PRGX shall pay Registration Expenses in connection with such registration.

                                   ARTICLE II

                             PIGGYBACK REGISTRATION

Subject to Section 5.5 hereof, if there is a PRGX-initiated registration (a "PRGX Registration") or a registration initiated by the holders of rights under the August Registration Rights Agreement (the "Blum Holders"), or any other stockholder of the Company with contractual rights to initiate such registration (each a "Stockholder Registration") (other than a registration effected solely to register an employee benefit or dividend reinvestment plan, to effect a business combination pursuant to Rule 145 or conduct an exchange offer), PRGX will give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after mailing of such notice by PRGX in accordance with Section 9.1, PRGX shall, subject to the provisions below regarding underwritten registrations, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. In connection with any offering involving an underwriting of shares of PRGX's capital stock, PRGX shall not be required under this Article II to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between PRGX and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering. If the total amount of securities, including Registrable Securities, to be included in such offering exceeds the amount of securities to be sold that the underwriters determine in their sole discretion is compatible with the success of the offering, then PRGX shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering of the securities so included. Securities shall be excluded from a PRGX Registration in the order set forth below:

      First, the number of shares requested to be registered for the account of persons, if any, whose rights to have their shares included in such registration are subordinate to the rights granted pursuant to this Agreement shall be reduced as required;

      Second, the number of shares eligible to be registered for the account of the Holders and the number of shares eligible to be registered by the Blum Holders shall be reduced, as required, so Holders of registration rights granted pursuant to this Agreement shall be entitled to sell (i) if such Registrable Securities requested to be included by such Holders include only Berkshire Designated Shares and any shares requested to be included by Blum Holders pursuant to the August Registration Rights Agreement include only Blum Designated Shares (as defined in the August Registration Rights Agreement), up to 50% of the total Registrable Securities allocated for sale in the offering by the Holders and the Blum Holders, in the aggregate, and the Blum Holders shall be entitled to sell up to 50% of the total Registrable Securities allocated for sale in the offering by Holders and the Blum Holders, in the aggregate, or (ii) if such Registrable Securities requested to be included by such Holders include any Registrable Securities other than Berkshire Designated Shares or if any shares requested to be included by Blum Holders pursuant to the August Registration Rights Agreement include shares other than Blum Designated Shares, the Holders shall be entitled to sell up to 40% of the total Registrable Securities allocated for sale in the offering by the Holders and the Blum Holders, in the aggregate, and the Blum Holders shall be entitled to sell up to 60% of the total Registrable Securities allocated for sale in the offering by Holders and the Blum Holders, in the aggregate; provided, however, that, to the extent that the number of shares the Holders or the Blum Holders, in the aggregate, are entitled to register pursuant to this sentence exceeds the number that such holders actually seek to register, then such excess shall be added to the number of shares that the Holders or the Blum Holders, respectively, shall be entitled to register;

      Third, those shares to be included in satisfaction of any superior contractual registration rights, if any;

      Last, those shares to be included for the account of the Company, if any.

      Securities shall be excluded from a Stockholder Registration (other than a demand registration of Purchased Shares (as defined in the August Registration Rights Agreement) prior to January 24, 2002) in the order set forth below:

      First, those shares to be included for the account of the Company, if any;

      Second, the number of shares requested to be registered for the account of persons, if any, whose rights to have their shares included in such registration are subordinate to the rights granted pursuant to this Agreement shall be reduced as required;

      Third, the number of shares eligible to be registered for the account of the Holders and the number of shares eligible to be registered by the Blum Holders shall be reduced, as required, so the Holders of registration rights granted pursuant to this Agreement shall be entitled to sell (i) if such Registrable Securities requested to be included by such Holders include only Berkshire Designated Shares and any shares requested to be included by Blum Holders pursuant to the August Registration Rights Agreement include only Blum Designated Shares, up to 50% of the total Registrable Securities allocated for sale in the offering by the Holders and the Blum Holders, in the aggregate, and the Blum Holders shall be entitled to sell up to 50% of the total Registrable Securities allocated for sale in the offering by Holders and Blum Holders, in the aggregate, or
      (ii) if such Registrable Securities requested to be included by such Holders include any Registrable Securities other than Berkshire Designated Shares or if any shares requested to be included by Blum Holders pursuant to the August Registration Rights Agreement include shares other than Blum Designated Shares, the Holders shall be entitled to sell up to 40% of the total Registrable Securities allocated for sale in the offering by the Holders and the Blum Holders, in the aggregate, and the Blum Holders shall be entitled to sell up to 60% of the total Registrable Securities allocated for sale in the offering by Holders and the Blum Holders, in the aggregate; provided, however, that, to the extent that the number of shares the Holders or the Blum Holders, in the aggregate, are entitled to register pursuant to this sentence exceeds the number that such holders actually seek to register, then such excess shall be added to the number of shares that the Holders or the Blum Holders, respectively, shall be entitled to register;

      Last, those shares to be included in satisfaction of any superior contractual registration rights, if any.

      With respect to a demand registration with respect to Purchased Shares (as defined in the August Registration Rights Agreement) prior to January 24, 2004, all other securities to be included in such registration shall be reduced in their entirety prior to any reduction in the number of Purchased Shares requested to be included by the holder of such Purchased Shares.

                                   ARTICLE III

                             REGISTRATION PROCEDURES

      Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, PRGX will use its reasonable best

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efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto PRGX will as expeditiously as practicable:

      (a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such Registrable Securities on Form S-1 or Form S-3 (as appropriate) or a successor form if PRGX is eligible to use such form, or on such substitute form reasonably chosen by PRGX if it is not so eligible, as soon as practicable, but no later than sixty (60) days from receipt of the request, and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable after filing; provided, however, that PRGX shall have no obligation to include securities in a registration statement pursuant to Article II if that registration statement is withdrawn for any reason; and

      (b) Notify each Holder of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until that date when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable prospectus delivery period) or such shorter period as PRGX may notify the Holders in the case of a Registration under Article II, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement, and furnish, without charge, to each seller of Registrable Securities, in accordance with Section 9.1 hereof, copies of all correspondence between PRGX and the SEC relating to such registration; and

      (c) Furnish, without charge, to each seller of Registrable Securities and each underwriter, if any, in accordance with Section 9.1 hereof, such number of copies of such registration statement (including all exhibits), each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller; and

      (d) Use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as the sellers or any managing underwriter shall request, to keep such registration or qualification in effect for so long as the registration statement is in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the Registrable Securities owned by such sellers (provided that PRGX will not be required to qualify generally to do business or file any general consent to service of process in any jurisdiction where it would not otherwise be required to qualify or file but for this subparagraph); and


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
      (e) Use its best efforts to obtain all other approvals, covenants, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the sellers of such Registrable Securities to consummate the disposition of such Registrable Securities; and

      (f) Notify each seller of such Registrable Securities promptly at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and subject to Article I(c) hereof, prepare and file as soon as practicable with the SEC, but in no event later than thirty (30) days after awareness of such event, and promptly notify each Holder of Registrable Securities of the filing of, a supplement to such prospectus or an amendment to the registration statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and in the case of an amendment to the registration statement, use reasonable best efforts to cause it to become effective as soon as possible; and

      (g) Promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC or any state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; and (iii) of the receipt by PRGX of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and

      (h) Upon receipt of such confidentiality agreements as PRGX may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of PRGX, and supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement in order to permit them to exercise their due diligence responsibility; and

      (i) Promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) and which contains information regarding the selling Holders,


                                       8
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provide copies of such document to counsel for the selling Holders of
Registrable Securities and to each managing underwriter, and make such changes in such document concerning the selling Holders prior to the filing thereof as counsel for such selling Holders or underwriters may reasonably request; and

      (j) Furnish to each Holder participating in the offering and the managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments thereto (which may be a photocopy or conformed copy of such signed document), excluding all documents incorporated therein by reference and all exhibits; and

      (k) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective: (i) a copy of an opinion or opinions, dated such date, of the counsel representing PRGX for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated such date, from the independent certified public accountant of PRGX, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public officering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

      (l) Use its best efforts to cooperate with the Holders requesting registration of Registrable Securities pursuant to this Agreement in the disposition of the Registrable Securities covered by such registration statement, including without limitation in the case of an underwritten offering, causing key executives of the Company and its subsidiaries to participate under the direction of the managing underwriter in a "road show" scheduled by such managing underwriter in such locations and of such duration as in the judgment of such managing underwriter are appropriate for such underwritten offering;

      (m) Cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the written instructions of the selling holders of Registrable Securities at least three business days prior to any sale of Registrable Securities; and

      (n) In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the initiation of any proceeding for such purpose, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, PRGX will promptly notify each seller of such order, and subject to Article I(c) hereof, will use its reasonable best efforts to promptly obtain the withdrawal of such order; and

      (o) If the offering is to be underwritten, enter into any necessary agreements in connection therewith (including an underwriting agreement containing customary representations, warranties and agreements); and

      (p) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange or other quotation service on which similar securities issued by PRGX are then listed; and

      (q) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                                   ARTICLE IV

                              REGISTRATION EXPENSES

      As used herein, "Registration Expenses" shall mean all expenses incurred in connection with all registrations, (other than underwriters' commissions and discounts) filings or qualifications pursuant hereto, whether or not such registration becomes effective or remains effective for the applicable period contemplated hereby, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for PRGX, excluding the fees and expenses of counsel for the Holders. All Registration Expenses shall be borne by PRGX.

                                    ARTICLE V

        UNDERTAKINGS OF THE HOLDERS OF REGISTRABLE SECURITIES AND LOCK-UP

      5.1 SUSPENSION OF SALES. If any Registrable Securities are included in a registration statement pursuant to the terms of this Agreement, the Holder thereof will not until further notice from PRGX delivered in accordance with
Section 9.1 hereof that a registration statement or prospectus is corrected or updated in accordance with Article III(f) effect sales thereof after receipt of written notice from PRGX pursuant to Article III(f) and delivered in accordance with Section 9.1 hereof of the occurrence of an event specified therein in order to permit PRGX to correct or update the registration statement or prospectus in accordance with Article III(f), provided that the obligations of PRGX with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period said suspension is in effect.


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
      5.2 COMPLIANCE. If any Registrable Securities are being registered in any registration pursuant to this Agreement, the Holder thereof will comply with all anti-stabilization, manipulation and similar provisions of Section 10 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any rules promulgated thereunder by the SEC.

      5.3 TERMINATION OF EFFECTIVENESS. At the end of the period during which PRGX is obligated to keep a registration statement current and effective as described herein, each Holder of Registrable Securities included in the registration statement shall discontinue sales thereof pursuant to such registration statement, unless such Holder has received written notice from PRGX delivered in accordance with Section 9.1 hereof of its intention to continue the effectiveness of such registration statement with respect to any of such securities which remain unsold.

      5.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of PRGX to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to PRGX such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall reasonably be required to effect the registration of such Holder's Registrable Securities or as shall otherwise reasonably be requested by PRGX, which request shall be delivered in accordance with Section 9.1 hereof; provided, however, that this shall not affect the rights of, or the obligations of PRGX under this Agreement to, any other Holder. Notwithstanding the foregoing, PRGX shall have no obligation with respect to any registration requested pursuant to Article I of this Agreement if, as a result of the application of the preceding sentence, the Registrable Securities of any Holder are excluded from any Demand Registration and the value of the Registrable Securities to be included in the registration is therefore reduced below $5 million; provided, however, that in such event, the remaining Holders requesting such Demand Registration shall be entitled to (i) add additional securities so that the Registrable Securities to be included in the registration are increased to $5 million; or (ii) withdraw such request and, if such request is withdrawn and the Holders pay all Registration Expenses in connection with such registration, such Demand Registration shall not count as the permitted Demand Registration hereunder. PRGX shall only be required to pay the Registration Expenses of such withdrawn registration if the Holders inform PRGX that such registration shall count as its one Demand Registration hereunder.

      5.5 LOCK-UP. Other than in connection with transfers (a) pursuant to
Article VII(i), (ii) or (iii) to transferees who agree to be bound by the provisions of this Agreement, (b) that have been consented to in writing by the Company in advance, (c) pursuant to a third party tender offer that is recommended by the Board of Directors of the Company, or (d) pursuant to a merger, consolidation or reorganization to which the Company is a party, and notwithstanding the provisions of Article II hereof, the Holders agree that they will not at any time prior to January 24, 2004, sell, gift, transfer or otherwise dispose of, or enter into any collar, swap, prepaid forward, or other hedging transaction that would reduce the risk of ownership of, (i) the 4,338,507 shares of PRGX common stock acquired by the Holders pursuant to the Schultz Stock Purchase Agreement, (ii) the shares of PRGX common stock transferred to the Berkshire Funds (or their permitted transferees) upon the exercise of the put/call provisions of the Berkshire Notes and any shares of PRGX common stock obtained by the Berkshire Funds (or their permitted transferees), pursuant to the Pledge Agreement contemplated by the Berkshire Notes, upon a default under the Berkshire Notes, (iii) the shares of PRGX common stock purchased by the Berkshire Funds (or their permitted transferees) pursuant to the Investor Purchase Agreement, and (iv) any other securities of PRGX issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, these securities or resulting from a subdivision of the outstanding shares of these securities into a greater number of shares (by reclassification, stock split or otherwise).

                                   ARTICLE VI

                           UNDERWRITTEN REGISTRATIONS

      If requested by the underwriters for a Demand Registration, PRGX shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be reasonably satisfactory in form and substance to the Holders and shall contain such representations and warranties by, and such other agreements on the part of, PRGX and such other terms as are generally included in the underwriting agreements of nationally recognized underwriters, including, without limitation, indemnities and contribution agreements; provided however, that PRGX shall not be required to make any representations or warranties with respect to written information provided by a selling Holder for inclusion in the registration statement. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are generally included in agreements of that type, including, without limitation, indemnities and contribution agreements, customary in transactions of that type (but excluding any representations or warranties with respect to the Company). Any provisions in any such underwriting agreement with respect to contribution and indemnity shall supersede and render null and void the indemnification and contribution provisions of this Agreement with respect to the securities contained in the underwriting.

                                   ARTICLE VII

                        ASSIGNMENT OF REGISTRATION RIGHTS

      The rights of a Holder of Registrable Securities set forth in this Agreement (including a Holder who received the Registrable Securities by an assignment permitted pursuant to this Agreement), including the right to cause PRGX to register Registrable Securities and pay the Registration Expenses to the extent set forth in Article IV, may be assigned by such Holder, but only to the extent that Registrable Securities are concurrently transferred to the assignee, only to (i) its successors-in-interest by merger, consolidation and similar transaction, (ii) an Affiliate of such Holder or its successor-in-interest which acquires Registrable Securities (including, without limitation, Berkshire Fund VI, Limited Partnership) or one non-affiliate of such Holder, in an aggregate amount not to exceed 45,872 Registrable Securities,
(iii) pursuant to the Investor Purchase Agreement, or (iv) a sale of at least 1,000,000 Registrable Securities to a third party, provided in each instance the assignee agrees to be bound by the terms of this Agreement. For purposes of this Agreement, the term "Affiliate" means any person that, directly or indirectly, controls or is controlled by or is under common control with the Holder or its successor-in-interest, as applicable. For purposes of this definition, control of a person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise and, in any event and without limiting the foregoing, any person owning fifty percent (50%) or more of the voting securities of another person shall be deemed to control that person. Notwithstanding the foregoing, other than as provided in parts (i), (ii) and (iii) of the first sentence, in no event may less than 20% of all Registrable Securities be transferred at any time.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      8.1 INDEMNIFICATION BY PRGX. PRGX shall indemnify and hold harmless, with respect to any registration statement filed by it, to the fullest extent permitted by law, each Holder of Registrable Securities covered by such registration statement, its officers, directors, employees, agents, affiliates and general or limited partners (and the directors, officers, employees, affiliates and agents thereof) and each other person, if any, who controls or is alleged to control such Holder within the meaning of the Securities Act (collectively, the "Holder Indemnified Parties") against all losses, claims, damages, liabilities and expenses, joint or several (including reasonable fees of counsel and any amounts paid in settlement effected with PRGX's consent, which consent shall not be unreasonably delayed or withheld), to which any such Holder Indemnified Party may become subject under the Securities Act, the Exchange Act, any other federal law, any state or common law, any rule or regulation promulgated thereunder or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) are caused solely by (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Registrable Securities were included as contemplated hereby or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if PRGX shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by PRGX of the Securities Act, the Exchange Act, any other federal law, any state or common law, or any rule or regulation promulgated thereunder in connection with any such registration; and in each such case, PRGX shall reimburse each such Holder Indemnified Party for any reasonable legal or any other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding, provided, however, that PRGX shall not be liable to any such Holder Indemnified Party in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment thereof or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon written information furnished to PRGX by or on behalf of any such Holder Indemnified Party expressly for use in the preparation thereof, and provided further, that PRGX shall not be liable to any such Holder Indemnified Party with respect to any preliminary prospectus to the extent that any such loss, claim, damage, liability or expense of such Holder Indemnified Party results from the fact that such Holder Indemnified Party sold Registrable Securities to a person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if PRGX has previously furnished copies thereof to such Holder Indemnified Party in compliance with this Agreement and the loss, claim, damage, liability or expense of such Holder Indemnified Party results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as then amended or supplemented) and such corrected document provides a defense to the claim upon which such loss claim, damage, liability or expense was based. Such indemnity and reimbursement of expenses and obligations shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such securities by such Holder Indemnified Parties. In connection with an underwritten offering, PRGX shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

      8.2 INDEMNIFICATION BY HOLDERS. Each Holder of Registrable Securities participating in any registration hereunder shall severally, and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, PRGX, its directors, officers, employees, affiliates and agents, and each Person who controls or is alleged to control PRGX (within the meaning of the Securities
Act) (collectively, "PRGX Indemnified Parties") against all losses, claims, damages, liabilities and expenses, joint or several (including reasonable fees of counsel and any amounts paid in settlement effected with such Holder's consent, which consent shall not be unreasonably delayed or withheld) to which any PRGX Indemnified Parties may become subject under the Securities Act, the Exchange Act, any other federal law, any state or common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) are caused by
(i) any untrue statement or
alleged untrue statement of a material fact contained in any registration statement in which such Holder's Registrable Securities were included or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if PRGX shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the cases described in clauses (i) and (ii) of this Section 8.2, such indemnification by such Holder of Registrable Securities shall apply only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder expressly for use in the preparation of the documents described in such clauses (i) and (ii)), (iii) any violation by such Holder of the Securities Act, the Exchange Act, any other federal law, any state or common law, or any rule or regulation promulgated thereunder applicable to such Holder and relating to action of or inaction by such Holder in connection with any such registration other than in connection with any such violation relating to an untrue statement or omission of a material fact relating to information provided by PRGX contained in a preliminary prospectus or prospectus hereunder and (iv) with respect to any preliminary prospectus delivered in a non-underwritten offering, the fact that such Holder sold Registrable Securities to a person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the prospectus (excluding the documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if PRGX has previously furnished copies thereof to such Holder in compliance with this Agreement and the loss, claim, damage, liability or expense of such PRGX Indemnified Party results from an untrue statement or omission of a material fact relating to information provided by such Holder contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented) and such corrected document provides a defense to the claim upon which such loss claim, damage, liability or expense was based. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of PRGX Indemnified Parties (except as provided above) and shall survive the transfer of such securities by such Holder.

      8.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by an indemnified party under Section 8.1 or 8.2 above of written notice delivered in accordance with Section 9.1 hereof of the commencement of any action, suit, proceeding, investigation or threat thereof with respect to which a claim for indemnification may be made pursuant to this Section, such indemnified party shall, if a claim in respect thereto is to be made against an indemnifying party, give written notice delivered in accordance with Section 9.1 hereof to the indemnifying party of the threat or commencement thereof, provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice in accordance with Section 9.1 hereof. If any such claim or action referred to under Section 8.1 or 8.2 above is brought against any indemnified party and it then notifies the indemnifying party of the threat or commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice delivered in accordance with Section 9.1 hereof from the indemnifying party to such indemnified party of its election so to assume the defense of any such claim or action, the indemnifying party shall not be liable to such indemnified party under this Article VIII for any legal expenses of counsel or any other expenses (other than reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof, unless the indemnifying party has failed to assume the defense of such claim or action or to employ counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to differing interests between such indemnified party and any other party represented by such counsel in such action. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding or investigation entered into without the written consent of the indemnifying party. No indemnifying party shall consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party unless (i) such judgment or settlement does not impose any obligation or liability upon the indemnified party other than the execution, delivery or approval thereof, and (ii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release and discharge from all liability in respect of such claim and a full release of all persons that may be entitled to or obligated to provide indemnification or contribution under this Article.

      The obligations of PRGX and the Holders of Registrable Securities under this Article VIII shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and the termination of this Agreement.

      8.4 CONTRIBUTION. If the indemnification provided for in this Article VIII is unavailable to or insufficient to hold harmless an indemnified party under
Section 8.1 or 8.2, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to in Section 8.1 or 8.2 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements, omissions, actions or inactions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, any action or inaction by any such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, action or inaction. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) pursuant to this Section 8.4 shall be deemed to include any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in Section 8.3 if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 8.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this
Section 8.4 of written notice delivered in accordance with Section 9.1 hereof of the commencement of any action, suit, proceeding, investigation or threat thereof with respect to which a claim for contribution may be made against an indemnifying party under this Section 8.4, such indemnified party shall, if a claim for contribution in respect thereto is to be made against an indemnifying party, give written notice in accordance with Section 9.1 hereof to the indemnifying party of the commencement thereof (if the notice specified in Section 8.3 has not been given with respect to such action), provided, however, that the failure to so notify the indemnifying party shall not relieve it from any obligation to provide contribution which it may have to any indemnified party under this Section 8.4, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice in accordance with Section
9.1 hereof. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take account of equitable considerations referred to in this Section 8.4.

      The provisions of this Section 8.4 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of securities by any such party; provided that any indemnification of similar scope entered into pursuant to an underwriting agreement in connection with an offering contemplated herein shall supersede this Article VIII.

      8.5 LIMITATION ON LIABILITY OF HOLDERS OF REGISTRABLE SECURITIES. The liability of each Holder in respect of any indemnification or contribution obligation of such Holder arising under this Article 8 shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters' discounts and commissions and all other expenses paid by such Holder in connection with the registration in question) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.

      8.6 INDEMNIFICATION AND CONTRIBUTION OF UNDERWRITERS. In connection with any underwritten offering contemplated by this Agreement which includes Registrable Securities, PRGX and all sellers of Registrable Securities included in any registration statement shall agree to customary provisions for indemnification and contribution (consistent with the other provisions of this Article VIII) in respect of losses, claims, damages, liabilities and expenses of the underwriters of such offering.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 NOTICES. All notices, requests and other communications hereunder shall be in writing and will be deemed to have been duly given and received by any party hereto and any permitted assignees thereof (i) when personally delivered to the appropriate Notice Person (as defined below), (ii) when sent by telefax to the appropriate Notice Person at the number listed below for such Notice Person, (iii) two (2) business days after the day on which the same has been delivered prepaid to an international courier service for delivery to the appropriate Notice Person, or (iv) five (5) business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, for delivery to the appropriate Notice Person, in each case addressed to the following addresses:

      (i)   if to PRGX:                    PRG-Schultz International, Inc.
                                           2300 Windy Ridge Parkway
                                           Suite 100 North Tower
                                           Atlanta, Georgia 30339-8426

                                           Attn: Clinton McKellar, Jr., Esq.
                                           General Counsel
                                           Telephone:  (770) 779-3900
                                           Facsimile:  (770) 779-3034


            copy to:                       Arnall Golden Gregory LLP
                                           2800 One Atlantic Center
                                           1201 West Peachtree Street
                                           Atlanta, Georgia  30309
                                           Attn:  Jonathan Golden, Esq.
                                           Telephone:  (404) 873-8705
                                           Facsimile:  (404) 873-8701



      (ii)  If to any Berkshire Fund, to:  Berkshire Partners LLC
                                           One Boston Place
                                           Boston, MA 02108-4401
                                           Telephone: (617) 227-0050
                                           Telecopy: (617) 227-6105
                                           Attention:  Ross M. Jones
            copy to:                       Ropes & Gray
                                           One International Place
                                           Boston, MA 02110
                                           Telephone: (617) 951-7000
                                           Telecopy: (617) 951-7050
                                           Attention: David C. Chapin, Esq.
                                                      Jane D. Goldstein, Esq.


PRGX or any Holder (collectively, the "Notice Persons") from time to time may change its or his or her address, telefax number or other information for the purpose of notices to the specified parties by giving notice specifying such change to the other Notice Persons.

      9.2 ASSIGNMENT. Subject to and without limiting the provisions of Article VII hereof, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of, and is enforceable by the parties hereto and their respective successors and permitted assigns.

      9.3 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

      9.4 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

      9.5 REMEDIES. Each party hereto will be entitled to enforce any right granted to such party by any provision of this Agreement specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

      9.6 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

      9.7 CAPTIONS. The captions used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      9.8 EXHIBITS AND SCHEDULES. All exhibits and schedules, if any, referred to in this Agreement, all attachments to such exhibits or schedules, and any other attachment to this Agreement are hereby incorporated by reference into this Agreement and hereby are made a part of this Agreement as if set out in full herein.

      9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

      9.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

      9.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      9.12 NO THIRD PARTY BENEFICIARY. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                        PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation


                        By:
                            ---------------------------------------------
                        Name:
                             --------------------------------------------
                        Title:
                              -------------------------------------------


                        BERKSHIRE FUND V, LIMITED PARTNERSHIP

                        By: Fifth Berkshire Associates LLC, its General Partner

                        By:
                            ---------------------------------------------
                        Name:
                             --------------------------------------------
                        Title:
                              -------------------------------------------

                        BERKSHIRE INVESTORS LLC

                        By:
                            ---------------------------------------------
                        Name:
                             --------------------------------------------
                        Title:
                              -------------------------------------------